UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015 (Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01. Regulation FD Disclosure.

Change to our Historical Financial Results in connection with Keurig Green Mountain, Inc.’s Merger with Dr Pepper Snapple Group, Inc.

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental financial information related to the retrospective impact on our financial statements due to a change in accounting principle following the July 9, 2018 closing of the merger of Keurig Green Mountain, Inc. (“Keurig”) with Dr Pepper Snapple Group, Inc. (“DPSG”).

As previously disclosed in our Form 10-Q for the period ended June 30, 2018, Keurig closed on its definitive merger agreement with DPSG on July 9, 2018 and formed Keurig Dr Pepper Inc. (“KDP”), a publicly traded company. Following the close of the merger, our ownership in KDP was 13.8%. As was the case in our ownership interest in Keurig, we will have significant influence with respect to KDP, and we will continue to account for our investment in KDP under the equity method, resulting in recognizing our share of KDP earnings within our earnings and our share of KDP dividends within our cash flows. In connection with this transaction, we changed our accounting principle to reflect our share of Keurig’s historical and KDP’s ongoing earnings on a one-quarter lag basis while we continue to record dividends when cash is received. We determined a lag was preferable as it enables us to continue to report our quarterly and annual results on a timely basis and to record our share in KDP’s ongoing results once KDP has publicly reported its results. This change in accounting principle was applied retrospectively to all periods.

This change in accounting principle has resulted in revisions of our historical financial results for reported equity method investment net earnings, net earnings and earnings per share (“EPS”) as well as for our non-GAAP financial results for Adjusted EPS. The changes described above will have no impact on our previously reported consolidated net revenues, gross profit or operating income, nor on our non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income, for any period. These changes also do not amend or modify any disclosure contained in, or reflect events occurring subsequent to the filing of, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See the chart below and Exhibit 99.1 for the revised unaudited GAAP and non-GAAP financial information for the first half of 2018, all quarters of 2018 and 2017 and for the years ended December 31, 2017 and 2016.

Mondelēz International, Inc. and Subsidiaries Revised Amounts Reflecting Change in Accounting Principle (in millions of U.S. dollars, except per share data) (Unaudited)

	2016	2017	2016				2017				2018
	FY	FY	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revised (GAAP)
Equity method investment net earnings	$262	$344	$77	$89	$42	$54	$90	$67	$92	$95	$232	$87
Provision for income taxes	$114	$666	$45	$113	$34	$(78)	$154	$84	$272	$156	$337	$15
Net earnings attributable to Mondelēz International	$1,635	$2,828	$550	$456	$565	$64	$654	$498	$981	$695	$1,046	$318
Diluted earnings per share attributable to Mondelēz International	$1.04	$1.85	$0.35	$0.29	$0.36	$0.04	$0.42	$0.32	$0.64	$0.46	$0.70	$0.21

Revised Adjusted (Non-GAAP)
Equity method investment net earnings	$310	$407	$72	$79	$90	$69	$115	$83	$93	$116	$119	$94
Provision for income taxes	$620	$862	$140	$179	$108	$193	$204	$156	$252	$250	$222	$210
Net earnings attributable to Mondelēz International	$2,891	$3,269	$775	$654	$809	$653	$825	$740	$858	$846	$943	$819
Diluted earnings per share attributable to Mondelēz International	$1.84	$2.14	$0.49	$0.41	$0.51	$0.42	$0.53	$0.48	$0.56	$0.56	$0.63	$0.55

See Schedule 2 of Exhibit 99.1 to this Current Report for reconciliations of the differences between these revised adjusted (non-GAAP) financial measures and their most directly comparable revised (GAAP) financial measures. Equity method investment net earnings and Provision for income taxes are components used to calculate Net earnings and Diluted earnings per share attributable to Mondelēz International.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed below the non-GAAP adjustments that we make in our non-GAAP definitions affected by this change in accounting principle. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

The definitions of our non-GAAP financial measures did not change as a result of this change in accounting principle. For all periods presented in this Form 8-K, our non-GAAP financial measure Adjusted EPS is defined below and can also be found within our historically reported Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for periods presented. As new events or circumstances arise, this definition could change over time. When definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis (1).

Adjusted EPS – defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the 2014-2018 Restructuring Program (2); gains or losses (including non-cash impairment charges) on goodwill and intangible assets; net earnings from divestitures (3); divestiture (3) or acquisition gains or losses and related divestiture (3), acquisition and integration costs (3); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (4); impact from resolution of tax matters (5); CEO transition remuneration (6); impact from pension participation changes (7); incremental expenses related to the 2017 malware incident; losses on debt extinguishment and related expenses; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; gain on equity method investment transactions; and U.S. tax reform discrete impacts (8). Similarly, within Adjusted EPS, our equity method investment net earnings exclude our proportionate share of our investees’ unusual or infrequent items (9). We believe that Adjusted EPS provides improved comparability of underlying operating results. We also evaluate growth in our Adjusted EPS on a constant currency basis (10).

(1)

When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions. During the second quarter of 2018, we added to the non-GAAP definitions the exclusion of the impact from pension participation changes - see footnote (7) below.

(2)

Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.

(3)

Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement. Refer to Note 2, Divestitures and Acquisitions, in our Annual Report on Form 10-K for the year ended December 31, 2017 for more information on divestitures and acquisitions impacting the comparability of our results.

(4)

During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

(5)	Refer to Note 12, Commitments and Contingencies – Tax Matters, in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information.

(6)

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join us, we provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation we granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, we made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. We refer to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” We are excluding amounts we expense as CEO transition remuneration from our 2017 and future non-GAAP results because those amounts are not part of our regular compensation program and are incremental to amounts we would have incurred as ongoing CEO compensation. As a result, in 2017, we excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, we excluded amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants.

(7)

The impact from pension participation changes represents the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. We exclude these charges from our non–GAAP results because those amounts do not reflect our ongoing pension obligations. See Note 10, Benefit Plans, in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 for more information on the multiemployer pension plan partial withdrawal.

(8)

On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions. As further detailed in Note 14, Income Taxes, in our Annual Report on Form 10-K for the year ended December 31, 2017, our accounting for the new legislation is not complete and we have made reasonable estimates for some tax provisions. We exclude the discrete U.S. tax reform impacts from our Adjusted EPS as they do not reflect our ongoing tax obligations under U.S. tax reform.

(9)

We have excluded our proportionate share of our equity method investees’ unusual or infrequent items such as acquisition and divestiture related costs, restructuring program costs and discrete U.S. tax reform impacts, in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and unusual or infrequent items with them each reporting period, we do not have direct control over their operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of the investees’ unusual and infrequent items.

(10)

Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our revised reported equity method investment net earnings, net earnings and EPS and our non-GAAP financial results for Adjusted EPS after this change in accounting principle for the first half of 2018, all quarters of 2018 and 2017 and for the years ended December 31, 2017, 2016 and 2015.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1 Financial schedules – Unaudited GAAP and Non-GAAP Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By: /s/ Luca Zaramella
Name: Luca Zaramella
Title: Executive Vice President and Chief Financial Officer

Date: October 16, 2018

5